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                                                                  EXHIBIT 10.45



               FORM OF SERIES C PREFERRED STOCK PURCHASE AGREEMENT


         THIS SERIES C PREFERRED STOCK PURCHASE AGREEMENT is made as of the ___th day of December 1999, by and between ARTISTdirect, Inc., a Delaware corporation (the "Company") and _______________________ ("the "Investor").


                  THE PARTIES HEREBY AGREE AS FOLLOWS:

         1. Purchase and Sale of Stock.

            1.1 Restated Certificate. The Company has adopted and filed with the Secretary of the State of Delaware the Amended and Restated Certificate of Incorporation in the form attached hereto as Exhibit A (the "Restated Certificate"). The Company's stockholders have approved the Restated Certificate.

            1.2 Sale and Issuance of Series C Preferred Stock. Subject to the terms and conditions of this Agreement, the Investor agrees to purchase at the Closing (as defined below), and the Company agrees to sell and issue to the Investor at the Closing, _________ shares of the Company's Series C Preferred Stock (or, if all of the Company's Series C Preferred Stock has been automatically converted to Common Stock in connection with the Company's initial public offering, the same number of shares of Common Stock issuable upon conversion of such Series C Preferred Stock) at a purchase price of $3.482 per share and an aggregate purchase price of $______________.

            1.3 Closing. The purchase and sale of the Series C Preferred Stock (or Common Stock, if all of the Company's Series C Preferred Stock has been automatically converted into Common Stock in connection with the Company's initial public offering) (the "Closing") shall take place at the offices of Brobeck, Phleger & Harrison LLP ("BPH"), 38 Technology Drive, Irvine, California, at 10:00 a.m., on ___________________, or at such other time and place as the Company and the Investor mutually agree upon orally or in writing (the "Closing Date"). At the Closing, the Company shall deliver to the Investor a certificate representing shares of fully paid, nonassessable, validly issued and authorized shares of Series C Preferred Stock (or Common Stock, if applicable) that the Investor is purchasing at the Closing against payment of the purchase price therefor by check or wire transfer.

         2. Representations and Warranties of the Company. The Company hereby represents and warrants to the Investor that, except as set forth on a Schedule of Exceptions (the "Schedule of Exceptions") previously furnished to the Investor and counsel for the Investor, specifically identifying the relevant subparagraph hereof, which exceptions shall be deemed to be representations and warranties as if made hereunder:

            2.1 Organization, Good Standing and Qualification. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has all requisite corporate power and authority to carry on its business as now conducted and as proposed to be conducted. The Company is duly qualified to transact business and is in good standing in each jurisdiction in which the failure to so qualify would have a material adverse effect on the business, properties, assets, liabilities, condition (financial or



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otherwise) or prospects of the Company and its Subsidiaries (as defined below), taken as a whole (a "Material Adverse Effect").

            2.2 Capitalization and Voting Rights.

                (a) The authorized capital of the Company consists, or will consist immediately prior to the Closing, of:

                    (1) Preferred Stock. Seventy-Five Million (75,000,000) shares of Preferred Stock (the "Preferred Stock"), of which (A) Fifteen Million (15,000,000) shares have been designated Series A Preferred Stock (the "Series A Preferred Stock"), of which Twelve Million Eight Hundred Thirty-One Thousand Two Hundred Sixty-One (12,831,261) shares are issued and outstanding; (B) Fifteen Million (15,000,000) shares have been designated Series B Preferred Stock (the "Series B Preferred Stock"), of which Fifteen Million (15,000,000) shares are issued and outstanding; and (C) Thirty-Four Million Two Hundred Thousand (34,200,000) shares have been designated Series C Preferred Stock (the "Series C Preferred Stock"), of which no shares are issued and outstanding and of which ____________________________ shares may be issued pursuant to this Agreement. The rights, privileges, preferences and restrictions of the Series C Preferred Stock are as stated in the Company's Restated Certificate.

                    (2) Common Stock. Two Hundred Million (200,000,000) shares of common stock ("Common Stock"), of which _____________________________ shares are issued and outstanding as of _____________________.

                (b) Stockholders. All of the outstanding shares of Common Stock and Preferred Stock are owned by the stockholders and in the numbers specified in Exhibit E hereto.

                (c) Valid Issuance. The shares of Common Stock and Preferred Stock outstanding on the date hereof and as of the Closing are all duly and validly authorized and issued, fully paid and nonassessable, and were issued in accordance with the registration or qualification provisions of the Securities Act of 1933, as amended (the "Act"), and any relevant state securities laws or pursuant to valid exemptions therefrom.

                (d) Except for (i) the conversion privileges of the Series A Preferred Stock, the Series B Preferred Stock and the Series C Preferred Stock,
(ii) the rights provided in the Stockholders Agreement (as defined in Section
2.4 below), as amended, (iii) an aggregate of twenty-one million (21,000,000) shares of Common Stock reserved for issuance under the Company's Stock Option Plan (the "Employee Plan"), of which _______________ shares are subject to outstanding options as of _____________________, (iv) an aggregate of sixteen million (16,000,000) shares of Common Stock reserved for issuance under the Company's Artist Option Plan (the "Artist Plan"), of which __________________ shares are subject to outstanding options as of ___________________, (v) an aggregate of five million (5,000,000) shares of Common Stock reserved for issuance under the Company's Artist and Artist Advisors Option Plan (the "Advisor Plan"), of which ______________ shares are subject to outstanding options as of __________________, (vi) outstanding warrants to purchase ___________________________________ shares of Common Stock, (vii) dividends on



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Preferred Stock which, as of __________________________, are payable as
_________________________________________ shares of Common Stock, and (viii)
options granted to William Elson to purchase the lesser of (A) 100,000 shares of Common Stock and (B) 2.5% of the shares offered in the Company's initial public offering, there are not outstanding any options, warrants, rights (including conversion, exchange or preemptive rights) or agreements for the purchase or acquisition from the Company of any shares of its capital stock. Except for the Stockholders Agreement (as defined below), the Company is not a party or subject to any agreement or understanding and, to the Company's knowledge, there is no agreement or understanding between any persons and/or entities, which affects or relates to the ownership, transfer, voting or giving of written consents with respect to any Company security or by a director of the Company.

            2.3 Subsidiaries. The Company's wholly-owned subsidiaries (collectively "Subsidiaries") are listed on Schedule 2.3 of the Schedule of Exceptions. Each of such subsidiaries is duly incorporated or organized, as the case may be, validly existing and in good standing under the laws of the state of its incorporation or organization, as the case may be, and has all requisite corporate power and authority to carry on its business as now conducted and as proposed to be conducted. Each Company is duly qualified to transact business and is in good standing in each jurisdiction in which the failure to so qualify would have a Material Adverse Effect. Except as set forth in Schedule 2.3, the Company does not have any direct or indirect ownership or other interest in any other corporation, limited liability company, partnership or other entity.

            2.4 Authorization. All corporate action on the part of the Company, its board of directors, officers, directors and stockholders necessary for (a) the authorization, execution and delivery of (i) this Agreement, (ii) Amendment No. 1 to that certain Amended and Restated Registration Rights Agreement dated as of November 12, 1999 (the "Registration Rights Agreement"), among the Company and certain of its stockholders, in the form attached hereto as Exhibit B (the "Registration Rights Agreement Amendment"), and (iii) Amendment No. 1 to that certain Amended and Restated Stockholders Agreement dated as of November 12, 1999 (the "Stockholders Agreement") in the form attached hereto as Exhibit D (the "Stockholders Agreement Amendment") (collectively, the "Transaction Agreements"), (b) the performance of all obligations of the Company hereunder and thereunder, and (c) the authorization, issuance, sale and delivery of the Series C Preferred Stock (or Common Stock, if applicable) being sold hereunder has been taken and the Transaction Agreements constitute valid and legally binding obligations of the Company, enforceable in accordance with their respective terms, except (x) as limited by applicable bankruptcy, insolvency, reorganization, moratorium, and other laws of general application affecting enforcement of creditors' rights generally, (y) as limited by laws relating to the availability of specific performance, injunctive relief, or other equitable remedies, and (z) to the extent the indemnification provisions contained in the Amended Registration Rights Agreement may be limited by applicable federal or state securities laws.

            2.5 Valid Issuance of Preferred and Common Stock. The Series C Preferred Stock (or the Common Stock, if applicable) that is being purchased by the Investor hereunder, when issued, sold and delivered in accordance with the terms of this Agreement for the consideration expressed herein, will be duly and validly issued, fully paid, and nonassessable, and will be free of any preemptive or similar rights and of restrictions on transfer other than



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restrictions on transfer under the Transaction Agreements and under applicable state and federal securities laws. The Common Stock issuable upon conversion of the Series C Preferred Stock purchased under this Agreement has been duly and validly reserved for issuance and, upon issuance in accordance with the terms of the Restated Certificate, will be duly and validly issued, fully paid, and nonassessable and will be free of any preemptive or similar rights and of restrictions on transfer other than restrictions on transfer under the Transaction Agreements and under applicable state and federal securities laws.

            2.6 Governmental Consents. No consent, approval, order or authorization of, or registration, qualification, designation, declaration or filing with, any federal, state or local or foreign governmental authority on the part of the Company is required in connection with the consummation of the transactions contemplated by the Transaction Agreements.

            2.7 Offering. Subject in part to the truth and accuracy of the Investor's representations set forth in Section 3 of this Agreement, the offer, sale and issuance of the Series C Preferred Stock (or Common Stock, if applicable) as contemplated by this Agreement and the conversion into Common Stock in accordance with the Restated Certificate are exempt from the registration requirements of the Act.

            2.8 Compliance with Law. The Company and each of its Subsidiaries have conducted their respective businesses so as to comply with, and are in compliance with, all requirements of law applicable to such entity, except where the failure to be in compliance would not have a Material Adverse Effect. No notices or warnings from any federal, state, local or foreign governmental authority with respect to any failure or alleged failure of the Company or any Subsidiary to comply with any requirements of law have been received by the Company or any Subsidiary nor, to the Company's knowledge, are any such notices threatened.

            2.9 Litigation. There is no action, suit, proceeding or investigation pending or, to the Company's knowledge, threatened against the Company or any of its Subsidiaries that questions the validity of the Transaction Agreements or the right of the Company to enter into such agreements, or to consummate the transactions contemplated hereby or thereby, or that might result, either individually or in the aggregate, in a Material Adverse Effect. Neither the Company nor any of its Subsidiaries is a party or subject to the provisions of any order, writ, injunction, judgment or decree of any court or government agency or instrumentality. There is no action, suit, proceeding or investigation by the Company or any of its Subsidiaries pending or that the Company or any of its Subsidiaries intends to initiate.

            2.10 Patents and Trademarks. Neither the Company nor any of its Subsidiaries has any patents or pending patent applications. To the Company's knowledge, and without having consulted any intellectual property counsel or performed any technical docket search, the Company and its Subsidiaries own or have a license or otherwise have the right to use, all patents, trademarks, trade names, copyrights, know-how and trade secrets which are used in their respective businesses as currently conducted without violating or conflicting in any respect with the rights of others. There are no outstanding options, licenses, or agreements of any kind relating to the foregoing, nor is the Company or any of its Subsidiaries bound by or a party to any options, licenses or agreements of any kind with respect to the patents, trademarks, service marks, trade names, copyrights, trade secrets, licenses, information, proprietary rights and



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processes of any other person or entity. Except as disclosed in the Schedule of
Exceptions, and without having consulted any intellectual property counsel or performed any technical docket search, the Company is not aware of any violation or infringement by a third party of any of the Company's or its Subsidiaries' patents, trademarks, service marks, trade names, copyrights, trade secrets, licenses or other proprietary rights in a manner that could reasonably be expected to have a Material Adverse Effect. To the Company's knowledge, and without having consulted any intellectual property counsel or performed any technical docket search, the Company's and its Subsidiaries businesses as now conducted and as proposed to be conducted do not and will not infringe or conflict with the rights of others, including rights under patents, trademarks, service marks, trademarks, service marks, trade names, copyrights, trade secrets, licenses and other proprietary rights, in any manner that could reasonably be expected to have a Material Adverse Effect. Neither the Company nor any of its Subsidiaries has received any communications alleging that the Company or any of its Subsidiaries has violated or, by conducting its business as proposed, would violate any of the patents, trademarks, service marks, trade names, copyrights or trade secrets or other proprietary rights of any other person or entity. The Company is not aware that any of its or its Subsidiaries' employees is obligated under any contract (including licenses, covenants or commitments of any nature) or other agreement, or subject to any judgment, decree or order of any court or administrative agency, that would interfere with the use of his or her best efforts to promote the interests of the Company or its Subsidiaries or that would conflict with the Company's or its Subsidiaries' businesses as now conducted and as proposed to be conducted. Neither the execution nor delivery of the Transaction Agreements nor performance by the Company of its obligations hereunder, nor the carrying on of the Company's or its Subsidiaries' businesses by the employees of the Company or its Subsidiaries, as the case may be, will conflict with or result in a breach of the terms, conditions or provisions of, or constitute a default under, any contract, covenant or instrument under which any of such employees is now obligated, except for such breaches or defaults which would not have a Material Adverse Effect.

            2.11 Compliance with Other Instruments. Neither the Company nor any of its Subsidiaries is in violation or default of any provision of its charter documents, or in any material respect of any instrument, judgment, order, writ, decree, mortgage, indebtedness, indenture, agreement or contract to which it is a party or by which it or its property is bound, of any material provision of any material federal or state statute, rule or regulation applicable to the Company or any of its Subsidiaries, as the case may be. The execution, delivery and performance of the Transaction Agreements and the consummation of the transactions contemplated thereby will not result in any such violation or be in conflict with or constitute, with or without the passage of time and/or giving of notice or both, either a default under any such provision, instrument, judgment, order, writ, decree, mortgage, indebtedness, indenture, agreement or contract or an event that results in the creation of any mortgage, pledge, lien, charge or encumbrance upon any assets of the Company or any of its Subsidiaries or the suspension, revocation, impairment, forfeiture, or nonrenewal of any material permit, license, authorization, or approval applicable to the Company or its Subsidiaries, or any of their businesses or operations or any of their assets or properties.




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            2.12 Agreements; Action.

                 (a) Other than the Transaction Agreements and the Strategic Licensing Agreement, there are no agreements, instruments, contracts, judgments, orders, writs or decrees to which the Company or any of its Subsidiaries is a party or by which any such entity is bound that may involve (i) obligations (contingent or otherwise) of, or payments to the Company or its Subsidiaries in excess of, $250,000, or (ii) the license of any material patent, copyright, trade secret or other proprietary right or intellectual property to or from the Company or its Subsidiaries. Neither the Company nor any of its Subsidiaries has received any written notice of an intention to terminate any of its material contracts or agreements from any of the other parties to such contracts and agreements.

                 (b) Neither the Company nor any of its Subsidiaries has (i) declared or paid any dividends or authorized or made any distribution upon or with respect to any class or series of its capital stock, (ii) incurred any indebtedness for money borrowed individually in excess of $100,000 or in the aggregate in excess of $1,000,000, (iii) made any loans or advances to any person, other than ordinary advances for travel expenses, or (iv) sold, exchanged or otherwise disposed of any of its assets or rights in any material respect.

                 (c) For the purposes of subsections (a) and (b) above, all indebtedness, liabilities, agreements, understandings, instruments, contracts and proposed transactions involving the same person or entity (including persons or entities the Company has reason to believe are affiliated therewith) shall be aggregated for the purpose of meeting the individual minimum dollar amounts of such subsections.

                 (d) Neither the Company nor any of its Subsidiaries is a party to or is bound by any contract, agreement or instrument, or subject to any restriction under charter documents that is reasonably likely to have a Material Adverse Effect.

            2.13 Related-Party Transactions. No employee, officer, or director of the Company or any of its Subsidiaries, or member of his or her immediate family is indebted to the Company in an amount greater than $100,000, nor is the Company or any of its Subsidiaries indebted (or committed to make loans or extend or guarantee credit) to any of them in an amount greater than $100,000. Except pursuant to employment agreements in the ordinary course, there are no contracts or agreements between the Company or any of its Subsidiaries and any such individual involving an amount greater than $100,000 (in the aggregate, with respect to any such individual). To the Company's knowledge, no employee or officer has any direct or indirect ownership interest in any firm or corporation with which the Company or any Subsidiary thereof is affiliated or with which the Company or any of its Subsidiaries has a business relationship, or any firm or corporation that competes with the Company or any of its Subsidiaries, except that employees and officers of the Company and its Subsidiaries and members of their immediate families may own stock in publicly traded companies that may compete with the Company and/or its Subsidiaries.

            2.14 Permits. The Company and each of its Subsidiaries have all franchises, permits, licenses, and any similar authority necessary for the conduct of its business as now being conducted by them, the lack of which could have a Material Adverse Effect, and the



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Company and each of its Subsidiaries believe they can obtain, without undue burden or expense, any similar authority for the conduct of its business as planned to be conducted. Neither the Company nor any of its Subsidiaries is in default in any material respect under any of such franchises, permits, licenses, or other similar authority.

            2.15 Environmental and Safety Laws. Neither the Company nor its Subsidiaries is in violation of any applicable statute, law or regulation relating to the environment or occupational health and safety, and to its knowledge, no material expenditures are or will be required in order to comply with any such existing statute, law or regulation.

            2.16 Registration Rights. Except as provided in the Registration Rights Agreement (as amended), the Company has not granted or agreed to grant any registration rights, including piggyback rights, to any person or entity.

            2.17 Corporate Documents. The Restated Certificate and Bylaws of the Company are in the form previously provided to counsel for the Investor.

            2.18 Title to Property and Assets. Neither the Company nor any of its Subsidiaries owns any real property. With respect to the property and assets it leases, the Company and each of its Subsidiaries are in compliance with such leases ("Leases") and, to the Company's knowledge, hold a valid leasehold interest free of any liens, claims or encumbrances. Neither the Company nor any of its Subsidiaries has committed a breach of, or is in default under, any Lease, which breach or default would result in a Material Adverse Effect, nor, to the Company's knowledge, has there occurred any event that with the passage of time or the giving of notice or both, would result in a Material Adverse Effect.

            2.19 Liabilities. The Company has made available to the Investor its audited consolidated financial statements (balance sheet, income statement and statement of cash flows) at and for the 12 months ended December 31, 1998, and its unaudited consolidated financial statements at and for the nine months ended September 30, 1999 (collectively, the "Financial Statements"). Such Financial Statements have been prepared in good faith in accordance with U.S. generally accepted accounting principles ("GAAP") and with the books and records of the Company and fairly present the financial position of the Company as of such date and the financial results of the Company for such period, subject to, in the case of the September 30, 1999 Financial Statements, normal year end adjustments. Except as set forth in the Financial Statements, the Company has no material liabilities, contingent or otherwise, other than liabilities incurred in the ordinary course of business subsequent to December 31, 1998 which are not materially adverse to the financial condition or operating results of the Company.

            2.20 Changes. Since December 31, 1998, there has not been:

                 (a) any change in the assets, liabilities, financial condition or operating results of the Company from that reflected in the Financial Statements, except changes in the ordinary course of business, which individually or in the aggregate, would not constitute a Material Adverse Effect;

                 (b) any damage, destruction or loss, whether or not covered by insurance, which has a Material Adverse Effect;




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                 (c) any waiver or forgiveness by the Company of a valuable right or of a material debt owed to it;

                 (d) any satisfaction or discharge of any lien, claim or encumbrance or payment of any obligation by the Company, except in the ordinary course of business and that would not have a Material Adverse Effect;

                 (e) any material change in any compensation arrangement or agreement or equity plan with any employee;

                 (f) any sale, assignment or transfer of any patents, trademarks, copyrights, trade secrets or other intangible assets;

                 (g) any resignation or termination of employment of any key officer of the Company; and the Company, to its knowledge, does not know of the impending resignation or termination of employment of any such officer;

                 (h) any material acquisitions or dispositions or business combinations;

                 (i) any material tax election or material change in tax or accounting methods;

                 (j) any material suits, actions, claims, tax audits or settlements thereof;

                 (k) any termination or amendment of any material contract which has or would have a Material Adverse Effect;

                 (l) any agreement or commitment by the Company to do any of the things described in this Section 2.20; or

                 (m) to the Company's knowledge, any other event or condition of any character that is likely to result in a Material Adverse Effect.

            2.21 Employee Benefit Plans. Section 2.21 of the Schedule of Exceptions identifies each employee benefit plan that is intended to be a "qualified plan" within the meaning of Section 401(a) of the Code ("Qualified Plans"). The Internal Revenue Service has issued a favorable determination letter with respect to each Qualified Plan and the related trust that has not been revoked, and no circumstances exist and no events have occurred that would adversely affect the qualified status of any Qualified Plan or the related trust. With respect to each employee benefit plan, the Company and each of its Subsidiaries has complied, and are now in compliance, in all material respects, with all provisions of ERISA, the Code and all laws and regulations applicable to such employee benefit plan, and each employee benefit plan has been administered in all material respects in accordance with its terms, except where failure to so comply would not have a Material Adverse Effect.

            2.22 Tax Returns, Payments and Elections. The Company and each of its Subsidiaries have filed all tax returns and reports as required by law. These returns and reports


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are true and correct in all material respects. The Company and each of its
Subsidiaries has paid all taxes and other assessments due, except those contested by it in good faith by appropriate proceedings that are listed in the Schedule of Exceptions, and have been reserved against in accordance with GAAP. Neither the Company nor any of its Subsidiaries has elected pursuant to the Internal Revenue Code of 1986, as amended (the "Code"), to be treated as a Subchapter S corporation or a collapsible corporation pursuant to Section 1362(a) or Section 341(f) of the Code, respectively, nor has it made any other elections pursuant to the Code (other than elections that relate solely to methods of accounting, depreciation or amortization) that would have a Material Adverse Effect.

            2.23 Insurance. The Company and each of its Subsidiaries have in full force and effect insurance of a type and in amounts customarily covered by persons conducting business similar to those conducted by the Company.

            2.24 Labor Agreements and Actions. Neither the Company nor any of its Subsidiaries is bound by or subject to (and none of its assets or properties is bound by or subject to) any written or oral, express or implied, contract, commitment or arrangement with any labor union, and no labor union has requested or, to the Company's knowledge, has sought to represent any of the employees, representatives or agents of the Company or any of its Subsidiaries. There is no strike or other labor dispute involving the Company or any of its Subsidiaries pending, or to the Company's knowledge, threatened, that is likely to have a Material Adverse Effect, nor is the Company aware of any labor organization activity involving its or any of its Subsidiaries' employees. The Company is not aware that any officer or key employee, or that any group of key employees, intends to terminate their employment with the Company or any of its Subsidiaries, nor does the Company or any of its Subsidiaries have a present intention to terminate the employment of any of the foregoing. The employment of each officer and employee of the Company and its Subsidiaries is terminable at the will of the Company or its Subsidiaries, as the case may be. The Company and each of its Subsidiaries have complied in all material respects with all applicable state and federal equal employment opportunity and other laws related to employment, except where the failure to so comply would not have a Material Adverse Effect.

            2.25 Takeover Laws. The execution of this Agreement and each other Transaction Agreement, the sales and purchases of the Company's Series C Preferred Stock or Common Stock, if applicable) contemplated hereby and the other transactions contemplated hereby and by the other Transaction Agreements are exempt from or inapplicable under any state takeover law or state law that purports to limit or restrict business combinations or the ability to acquire or vote shares, including without limitation Section 203 of the General Corporation Law of the State of Delaware.

            2.26 Disclosure. No representations or warranties made by the Company in this Agreement contain any untrue statement of material fact or omit or will omit to state any material fact necessary to make the statements herein, in light of the circumstances under which they were made, not misleading. Originals or true and complete copies of all documents or other written materials underlying items listed in the Schedule of Exceptions have heretofore been made available to the Investor for inspection on request, in the form in which each of such documents is in effect.


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            Except with respect to (i) the transactions contemplated by this
Agreement, (ii) and the Transaction Agreements, (iii) the transaction contemplated by that certain Series C Preferred Stock Purchase Agreement dated as of November 12, 1999, (the "Prior Series C Agreement"), among the Company and the investors identified therein, and (iv) the transactions contemplated by the MOU and the Marketing Agreement referred to in the Prior Series C Agreement, the most current draft of the Company's Registration Statement on Form S-1 (initially filed with the Securities and Exchange Commission on September 22,
1999) which is provided to the counsel for the Investor and attached hereto as Exhibit H) does not contain any untrue statement of material fact or omit to state any material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, and complies as to form with the requirements of the Securities Act of 1933, as amended, in all material respects.

            2.27 Year 2000. The internal information systems and business systems (collectively, the "Systems") of the Company and its Subsidiaries are Y2K Compliant and if such systems fail to be Y2K Compliant, such failure will not have a Material Adverse Effect. As used in this Section 2.27:

                 (a) "Y2K Compliant" shall mean that (i) all Calendar-Related processing of Date Data or of any System Date will not cause the Systems to cease to operate substantially in accordance with their specifications, (ii) all data fields for the Date Data contained in the Systems are four-digit fields (other than month and date fields which are at least two-digit fields) capable of indicating century and millennium, and (iii) the Company has verified through its testing procedures that no change in the System Date (including the change from the year 1999 to the year 2000) will cause the Systems to cease to operate substantially in accordance with their specifications;

                 (b) "Calendar-Related" refers to date values based on the Gregorian calendar as defined in Encyclopedia Britannica, 15th edition, 1982, page 602.

                 (c) "Date Data" means any Calendar-Related data in the inclusive range January 1, 1985 through December 31, 2035 that the Systems use in any manner.

                 (d) "System Date" means any Calendar-Related date value in the inclusive range from January 1, 1985 through December 31, 2035 (including the transition between such values) that the Systems will be able to use as their current date while operating.

        Notwithstanding any provision to the contrary set forth in this Agreement, Company makes no representation or warranty with respect to its Systems operating in conjunction with any computer software, computer firmware, computer hardware, or any combination of the foregoing supplied by third parties. The Company represents and warrants to the Investor that it has made inquiry to each of its material third party service providers and none of such providers has notified the Company that it does not believe that it will be Y2K compliant prior to December 31, 1999.




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            2.28 Books and Records. The books and records of the Company, including the minutes of director and stockholder meetings, actions and consents, are accurate, current and complete in all material respects.

        3. Representations and Warranties of the Investor. The Investor hereby represents and warrants that:

            3.1 Authorization. The Investor has full power and authority to enter into the Transaction Agreements, and each such agreement constitutes its valid and legally binding obligation, enforceable in accordance with its terms.

            3.2 Purchase Entirely for Own Account. This Agreement is made with the Investor in reliance upon the Investor's representation to the Company, which by the Investor's execution of this Agreement the Investor hereby confirms, that the Series C Preferred Stock (or Common Stock, if applicable) to be received by the Investor and the Common Stock issuable upon conversion thereof (collectively, the "Securities") will be acquired for investment for the Investor's own account, not as a nominee or agent, and not with a view to the resale or distribution of any part thereof, and that the Investor has no present intention of selling, granting any participation in, or otherwise distributing the same. By executing this Agreement, the Investor further represents that the Investor does not have any contract, undertaking, agreement or arrangement with any person to sell, transfer or grant participations to such person or to any third person, with respect to any of the Securities.

            3.3 Disclosure of Information. The Investor represents that it has had an opportunity to ask questions and receive answers from the Company regarding the terms and conditions of the offering of the Series C Preferred Stock (or Common Stock, if applicable) and the business, properties, prospects and financial condition of the Company.

            3.4 Investment Experience. The Investor is an investor in securities of companies in the development stage and acknowledges that it is able to fend for itself, can bear the economic risk of its investment, and has such knowledge and experience in financial or business matters that it is capable of evaluating the merits and risks of the investment in the Series C Preferred Stock (or Common Stock, if applicable).

            3.5 Accredited Investor. The Investor is an "accredited investor" within the meaning of Securities and Exchange Commission ("SEC") Rule 501 of Regulation D, as presently in effect.

            3.6 Restricted Securities. The Investor understands that the Securities it is purchasing are characterized as "restricted securities" under the federal securities laws inasmuch as they are being acquired from the Company in a transaction not involving a public offering and that under such laws and applicable regulations such securities may be resold without registration under the Securities Act of 1933, as amended, only in certain limited circumstances. In this connection, the Investor represents that it is familiar with Rule 144 promulgated under the Act, as presently in effect, and understands the resale limitations imposed thereby and by the Act.

            3.7 Legends. It is understood that the certificates evidencing the Securities may bear one or all of the following legends:

                (a) Any legend required under the Stockholders Agreement (as amended); and

                (b) Any legend required by the laws of the State of California, including any legend required by the California Department of Corporations and Sections 417 and 418 of the California Corporations Code.

        4. California Commissioner of Corporations.

           4.1 Corporate Securities Law. THE SALE OF THE SECURITIES THAT ARE THE SUBJECT OF THIS AGREEMENT HAS NOT BEEN QUALIFIED WITH THE COMMISSIONER OF CORPORATIONS OF THE STATE OF CALIFORNIA AND THE ISSUANCE OF SUCH SECURITIES OR THE PAYMENT OR RECEIPT OF ANY PART OF THE CONSIDERATION FOR SUCH SECURITIES PRIOR TO SUCH QUALIFICATION IS UNLAWFUL, UNLESS THE SALE OF SECURITIES IS EXEMPT FROM QUALIFICATION BY SECTION 25100, 25102 OR 25105 OF THE CALIFORNIA CORPORATIONS CODE. THE RIGHTS OF ALL PARTIES TO THIS AGREEMENT ARE EXPRESSLY CONDITIONED UPON SUCH QUALIFICATION BEING OBTAINED, UNLESS THE SALE IS SO EXEMPT.

        5. Covenants.

           5.1 The Company will use its reasonable best efforts to (a) obtain such written consents, approvals, waivers and clearances as are necessary to be obtained by it to consummate the transactions contemplated by this Agreement,
(b) prepare all documentation, effect all filings, obtain all permits, consents, approvals and authorizations of all third parties and governmental authorities necessary to be obtained by it to consummate the transactions contemplated by this Agreement, and (c) take all such other actions necessary on its part to cause the transactions contemplated by this Agreement to be consummated by the Closing Date.

           5.2 Each party hereto will give prompt written notice to the other parties of any material development affecting the ability of such party to consummate the transactions contemplated hereby. No disclosure by any party pursuant to this Section 5.2, however, shall be deemed to amend or supplement any schedule hereto or to prevent or cure any misrepresentation, breach of warranty or breach of covenant.

           5.3 The Company and the Investor hereby agree with each other, that at any time and from time to time it will promptly execute and deliver or cause its Affiliates to execute and deliver to the other such further assurances, instruments and documents as the other party may reasonably request in order to consummate the transactions contemplated hereby and take such further action as the other parties may reasonably request in order to carry out the full intent and purpose of this Agreement and consummate the transactions contemplated hereby.

           5.4 The Company agrees that prior to disclosing the existence of or the terms of this Agreement or the transactions contemplated hereby in any filing with the Securities and

Exchange Commission, it shall provide a copy of such disclosure to the Investor and shall use reasonable efforts to take into consideration any comments by the Investor to such disclosure. In addition, the Company shall from time to time keep the Investor reasonably informed as to the status of the Company's registration process currently ongoing.

           5.5 The Company agrees that it shall not issue any shares of its Series C Preferred Stock, including to Sony Music Entertainment Inc., Bertelsmann Music Group, Universal Music Group, Inc., Time Warner Inc., Yahoo! Inc. or any of their respective Affiliates, unless such issuances are on substantively identical terms; provided, that the terms of any strategic arrangement entered into between the Company and any of such investors in connection with such investment shall not be taken into consideration for purposes of such determination.

        6. Conditions of Investor's Obligations at the Closing.

           6.1 Closing. The obligation of the Investor to purchase and pay for the Series C Preferred Stock (or Common Stock, if applicable) which the Investor has agreed to purchase at the Closing is subject to the fulfillment on or before the Closing, of each of the following conditions, any of which may be waived in whole or in part by the Investor:

               (a) Representations and Warranties. The representations and warranties of the Company contained in Section 2 shall be true on and as of the Closing with the same effect as though such representations and warranties had been made on and as of the date of the Closing, unless the representations contained in Section 2 are made as of a specific date, in which case they shall be true on and as of such date.

               (b) Performance. The Company shall have performed and complied with all agreements, obligations and conditions contained in this Agreement that are required to be performed or complied with by it on or before the Closing.

               (c) Compliance Certificate. The Chief Executive Officer of the Company shall deliver to the Investor at the Closing a certificate stating that the conditions specified in Section 6.1(a) and 6.1(b) have been fulfilled and stating that there shall have been no Material Averse Effect since the date of the Financial Statements.

               (d) Qualifications. All authorizations, approvals, or permits, if any, of any governmental authority or regulatory body of the United States or of any state that are required in connection with the lawful issuance and sale of the Securities pursuant to this Agreement shall be duly obtained and effective as of the Closing.

               (e) Proceedings and Documents. All corporate and other proceedings in connection with the transactions contemplated at the Closing and all documents incident thereto shall be reasonably satisfactory in form and substance to the Investor, and they shall have received all such counterpart original and certified or other copies of such documents as they may reasonably request.

               (f) Opinion of Company Counsel. The Investor shall have received from Brobeck, Phleger & Harrison LLP, counsel for the Company, an opinion, dated as of the Closing, in substantially the form attached hereto as Exhibit C.

               (g) Transaction Agreements. The Company, the Investor and each of the other parties necessary to make the Transaction Agreements effective shall have entered into the Transaction Agreements.

               (h) Stock Certificate. The Company shall have delivered to the Investor a stock certificate representing the shares of Series C Preferred Stock (or Common Stock, if applicable) that the Investor is purchasing at the Closing.

               (i) Strategic Agreement. The Company and each of the other parties (other than the Investor or any of its Affiliates) necessary to make the Strategic Agreement (the "Strategic Agreement"), a copy of which is attached hereto as Exhibit F, effective, shall have entered into the Strategic Agreement.

        7. Conditions of the Company's Obligations at the Closing.

           7.1 Closing. The obligation of the Company to sell and issue the Series C Preferred Stock (or Common Stock, if applicable) which the Company has agreed to issue on the date of the Closing is subject to the fulfillment on or before the Closing of each of the following conditions, any of which may be waived in whole or in part by the Company.

               (a) Representations and Warranties. The representations and warranties of the Investor contained in Section 3 shall be true on and as of the Closing with the same effect as though such representations and warranties had been made on and as of the Closing, unless the representations contained in
Section 3 are made as of a specific date.

               (b) Payment of Purchase Price. The Investor shall have delivered the purchase price specified in Section 1.2.

               (c) Qualifications. All authorizations, approvals, or permits, if any, of any governmental authority or regulatory body of the United States or of any state that are required in connection with the lawful issuance and sale of the Securities pursuant to this Agreement shall be duly obtained and effective as of the Closing.

               (d) Strategic Agreement. Each of the parties (other than the Company) necessary to make the Strategic Licensing Agreement effective shall have entered into the Strategic Agreement.

        8. Miscellaneous.

           8.1 Survival of Warranties. The warranties, representations and covenants of the Company and the Investor contained in or made pursuant to this Agreement shall survive the execution and delivery of this Agreement and the Closing for a period ending thirty days after the Company's audited financial statements for the fiscal year 2000 have been delivered or made available to the Investor and shall in no way be affected by any investigation of the subject matter thereof made by or on behalf of the Investor or the Company.

           8.2 Successors and Assigns. Except as otherwise provided herein, the terms and conditions of this Agreement shall inure to the benefit of and be binding upon the respective successors and assigns of the parties (including transferees of any Securities). Nothing in this Agreement, express or implied, is intended to confer upon any party other than the parties hereto or their respective successors and assigns any rights, remedies, obligations, or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement. Notwithstanding anything to the contrary herein, the Investor shall be entitled to assign its rights under this Agreement to any of its Affiliates, which shall, on and after the date of such assignment, be the "Investor" hereunder to the extent of such assignments. As used in this Section 8.2, an "Affiliate" of a party shall mean any entity which directly or indirectly wholly-owns the Investor, is wholly-owned by the Investor, or is under the common ownership of all of the entity owning, directly or indirectly, at least 80% of the interests of each of the Investor and such first entity.

           8.3 Governing Law. This Agreement shall be governed by and construed under the laws of the State of California as applied to agreements among California residents entered into and to be performed entirely within California.

           8.4 Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

           8.5 Titles and Subtitles. The titles and subtitles used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.

           8.6 Notices. Unless otherwise provided, any notice required or permitted under this Agreement shall be given in writing and shall be deemed effectively given upon personal delivery to the party to be notified or upon deposit with the United States Postal Service, by registered or certified mail, postage prepaid and addressed to the party to be notified at the address indicated for such party on the signature page hereof, or at such other address as such party may designate by ten (10) days' advance written notice to the other parties.

           8.7 Finder's Fee. Each party represents that it neither is nor will be obligated for any finders' fee or commission in connection with this transaction. The Investor agrees to indemnify and to hold harmless the Company from any liability for any commission or compensation in the nature of a finders' fee (and the costs and expenses of defending against such liability or asserted liability) for which the Investor or any of its officers, partners, employees, or representatives is responsible and the Company agrees to indemnify and hold harmless the Investor from any liability for any commission or compensation in the nature of a finders' fee (and the costs and expenses of defending against such liability or asserted liability) for which the Company or any of its officers, employees or representatives is responsible.

           8.8 Expenses. The Company shall pay all costs and expenses that it incurs with respect to the negotiation, execution, delivery and performance of this Agreement. In addition, upon the consummation of the Closing, the Company shall pay the Investor's reasonable legal fees in connection with the review, negotiation and execution of this Agreement and the Transaction Agreements and related agreements. If any action at law or in equity is necessary to enforce or interpret the terms of this Agreement, the prevailing party shall be entitled to reasonable attorney's fees, costs and necessary disbursements in addition to any other relief to which such party may be entitled.

           8.9 Amendments and Waivers. Any term of this Agreement may be amended and the observance of any term of this Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively), only with the written consent of the Company and the Investor. Any amendment or waiver effected in accordance with this paragraph shall be binding upon each holder of any securities purchased under this Agreement at the time outstanding (including securities into which such securities are convertible), each future holder of all such securities, and the Company.

           8.10 Consent to Jurisdiction. In any action or proceeding arising out of, related to, or in connection with this Agreement, the parties consent to be subject to the jurisdiction and venue of the Court of Chancery of the State of Delaware and the United States District Court for the District of Delaware. Each of the parties consents to the service of process in any action commenced hereunder by certified or registered mail, return receipt requested, or by any other method or service acceptable under federal law or the laws of the State of Delaware. AS TO ANY ACTION OR PROCEEDING ARISING OUT OF, RELATED TO OR IN CONNECTION WITH THIS AGREEMENT, THE PARTIES HEREBY AGREE TO WAIVE THEIR RIGHTS TO A TRIAL BY JURY.

           8.11 Severability. If one or more provisions of this Agreement are held to be unenforceable under applicable law, such provision shall be excluded from this Agreement and the balance of the Agreement shall be interpreted as if such provision were so excluded and shall be enforceable in accordance with its terms.

           8.12 Aggregation of Stock. All shares of Series C Preferred Stock (or Common Stock, if applicable) held or acquired by affiliated entities or persons shall be aggregated together for the purpose of determining the availability of any rights under this Agreement.

           8.13 Entire Agreement. This Agreement and the documents referred to herein constitute the entire agreement among the parties and no party shall be liable or bound to any other party in any manner by any warranties, representations, or covenants except as specifically set forth herein or therein.

           8.14 Termination. In the event the Closing has not occurred within sixty (60) days of the execution of this Agreement, the Company (provided the Company is not in breach of this Agreement at such time) may terminate this Agreement and no party shall have any further obligations or liabilities hereunder. In the event the Closing has not occurred within sixty (60) days of the execution of this Agreement, the Investor (provided the Investor is not in breach of this Agreement at such time) may terminate this Agreement with respect to the Investor and the Company and such parties shall not have any further obligations or liabilities with respect to each other.

                        SERIES C PREFERRED STOCK PURCHASE
                            AGREEMENT SIGNATURE PAGE



        IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.



                                         COMPANY:

                                         ARTISTdirect, Inc.

                                         By:
                                             ----------------------------------
                                             Marc P. Geiger,
                                             Chief Executive Officer

                             Address: 17835 Ventura Boulevard, Suite 310 Encino, California 91316



                                         INVESTOR:



                                         By:
                                               --------------------------------
                                         Name:
                                               --------------------------------
                                         Its:
                                               --------------------------------

                                         Address: